Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chesapeake Energy Corporation of our report dated February 29, 2004 relating to the financial statements and financial statement schedule, which appears in Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Oklahoma City, OK

April 27, 2004